Exhibit 5.2

May 15, 2023

MultiMetaVerse Holdings Limited

Building D3, No. 718, Lingshi Road, Jingan District

Shanghai, China

Re:	MultiMetaVerse Holdings Limited Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as counsel to MultiMetaVerse Holdings Limited, a British Virgin Islands business company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form F-1 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to (a) the issuance of the Company’s Class A ordinary shares, no par value per share (“Class A Ordinary Shares”), upon the exercise of warrants issued by the Company and (b) the resale of Class A Ordinary Shares and warrants issued by the Company and held by certain securityholders of the Company. This opinion letter relates to the resale of up to 146,250 outstanding private placement warrants of the Company (the “Resale Warrants”), issued pursuant to a Warrant Agreement, dated April 7, 2021 and subsequently amended by the Supplemental Warrant Agreement dated January 4, 2023 (collectively, the “Warrant Agreement”), between the Company (as successor to Model Performance Acquisition Corp.), a British Virgin Islands business company, and Continental Stock Transfer & Trust Company, as warrant agent.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the Warrant Agreement, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Warrant Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms and has not been amended or terminated orally or in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (x) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

MultiMetaVerse Holdings Limited

May 15, 2023

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Resale Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law, and (iv) the effect of possible judicial action giving effect to foreign governmental actions or foreign law.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. We express no opinion to the extent that, future issuances of securities of the Company, including the shares underlying the Resale Warrants and/or antidilution adjustments to outstanding securities of the Company, may cause the Resale Warrants to be exercisable for more shares of Class A Ordinary Shares than the number that then remain authorized but unissued.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Resale Warrants. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP